Exhibit 99.1

PRESS RELEASE | September 1, 2022 | NASDAQ:PLL

PIEDMONT LITHIUM SELECTS TENNESSEE FOR NEW
LITHIUM HYDROXIDE PROJECT

‘Tennessee Lithium’ expected to be the largest lithium hydroxide plant in the
 United States

•	The Tennessee Lithium project will be located in Etowah, McMinn County, Tennessee

•	Planned production of 30,000 metric tons per year of lithium hydroxide

•	Lithium concentrate to be sourced principally from Piedmont’s international project investments

•	Leading firms Kiewit Engineering Group Inc. (“Kiewit”) and Primero Group (“Primero”) to perform Front End Engineering Design

•	Definitive Feasibility Study (“DFS”) for the Project expected by the end of 2022

•	First production targeted for 2025

BELMONT, NC, September 1, 2022 – Piedmont Lithium (“Piedmont”) (Nasdaq: PLL; ASX: PLL), a leading global developer of lithium resources critical to the U.S. electric vehicle (“EV”) supply chain, today announced the selection of Etowah, Tennessee in McMinn County as the location of the Company’s planned 30,000 metric ton per year (“tpy”) LHP--2 lithium hydroxide operation (“Tennessee Lithium” or “Project”).  With a planned completion and start of production in 2025, the Company believes Tennessee Lithium will be the largest lithium hydroxide processing facility constructed in the United States.  The Project is expected to convert spodumene concentrate sourced principally from Piedmont’s international project investments to significantly expand the U.S. supply of lithium hydroxide, a key component in the manufacturing of EV batteries.

“Companies like Piedmont Lithium choose to call Tennessee home because of our unmatched workforce and strong business climate,” said Tennessee Governor Bill Lee. “I thank this company for its investment in McMinn County and commitment to create nearly 120 manufacturing jobs for Tennesseans.”

“We are excited to announce the site of our newest project and partnership with the City of Etowah in McMinn County, and the State of Tennessee, as we advance our strategic goal of becoming a leading lithium supplier in the United States,” said Keith Phillips, President and Chief Executive Officer of Piedmont Lithium. “We are humbled by the warm welcome we have received from our new partners, and we look forward to making Piedmont an integral part of the Etowah and McMinn County communities as we develop Tennessee Lithium together for our mutual success.”

 Piedmont’s Tennessee Lithium facility should be among the first lithium hydroxide plants built with the innovative Metso:Outotec process.  This process eliminates the acid-leaching of spodumene and the production sodium sulfate waste, which will make Tennessee Lithium one of the world’s most sustainable lithium hydroxide operations.

Tennessee Lithium’s production target of 30,000 tpy of lithium hydroxide will complement the Company’s planned Carolina Lithium operation to bring our estimated total U.S.-based production capacity of 60,000 tpy by 2026. Current total U.S. production of lithium hydroxide is just 15,000 tpy.

“The rapid electrification of the automotive market has led to massive investments in electric vehicle and lithium-ion battery production in the United States, creating a critical need for lithium hydroxide produced in the U.S.,” said Phillips. “Our Tennessee Lithium operation should play an important role in helping to mitigate supply shortages in the American EV industry and battery supply chain, particularly in the wake of recent legislation incentivizing the use of domestically sourced critical materials and providing tax credits for U.S. producers.”

The Project’s location in Tennessee was selected for its cooperative government relations, access to excellent infrastructure including rail, road and river transportation, a talented workforce, a constructive business climate, as well as its proximity to the battery and automotive plants being constructed by prospective customers, and the Company’s headquarters and Carolina Lithium project, both in Gaston County, North Carolina.

North American Lithium
Tennessee Lithium
Carolina Lithium
Kentucky
Tennessee
North Carolina
KNOXVILLE
ASHEVILLE
CHATTANOOGA
CHARLOTTE
Carolina Lithium, Cherryville, NC
Piedmont Lithium HQ, Belmont, NC
Tennessee Lithium, Etowah, TN
Alabama
Georgia
South Carolina
GREAT SMOKY MOUNTAINS NATIONAL PARK
PISGAH NATIONAL FOREST
CHEROKEE NATIONAL FOREST
NANTAHALA NATIONAL FOREST
DOUGLAS LAKE
LAKE NORMAN
LAKE HICKORY
LAKE RHODHISS
LAKE JAMES
LAKE WYLIE
CHICKAMAUGA LAKE
FRENCH BROAD RIVER
BROAD RIVER
TENNESSEE RIVER
HOLSTON RIVER
YADKIN RIVER
MIDDLESBORO
ALBANY
CLAYTON
DALTON
KEY
RAILROADS
INTERSTATE
HIGHWAYS
MAJOR CITIES
20 MI

Tennessee Lithium’s location offers strategic access to transportation networks and customers

Front-End Engineering Design (“FEED”) for Tennessee Lithium will be performed by Kiewit and Primero. Kiewit Corporation, ranked 3rd in Engineering News Record’s 2022 Top 400 Contractors, is a U.S. based construction company and a leading Engineer, Procure, and Construct (“EPC”) firm. Primero Group is a specialized design-build firm with strong lithium industry know-how that has supported Piedmont’s development since early 2018. FEED will conclude in H1 2023 and position Piedmont to sign an EPC contract for the construction of Tennessee Lithium upon completion of permitting and project financing activities. As part of FEED, Kiewit and Primero are expected to complete a DFS for Tennessee Lithium by the end of 2022.

Conceptual Design of the 30,000 TPY Tennessee Lithium Plant

“Site selection and FEED award are important 2022 milestones toward potential first production from Tennessee Lithium in 2025,” said Piedmont Lithium EVP and Chief Operating Officer Patrick Brindle.  “We’re pleased to align ourselves with top-tier contractors Kiewit and Primero and, having announced our site selection, we will proceed to develop the relevant permit applications for the Project.  Tennessee Lithium is expected to share many attributes with our planned Carolina Lithium operations, including the use of the core Metso:Outotec technology package.  In conjunction with FEED, the Kiewit and Primero teams should leverage the work we’ve accomplished over the past several years to deliver a definitive feasibility study of Tennessee Lithium by the end of this year.  We hope to break ground here in Etowah on the earliest practically achievable timeline.”

Based on prior studies, Piedmont plans to invest approximately $600 million in the development of the operation. The Tennessee Lithium Project is expected to drive significant economic activity and create approximately 120 new, direct jobs.

The timeline for the progression of the Company’s global portfolio of four projects and estimated start of production date for each facility is as follows:

•	2023: Quebec Project / North American Lithium restart – SC6 production planned for H1 2023
•	2024: Ghana Project – spodumene concentrate; preliminary feasibility study (PFS) Q3 2022
•	2025: Tennessee Lithium – lithium hydroxide production from Ghana and/or NAL concentrate
•	2026: Carolina Lithium – integrated spodumene concentrate and lithium hydroxide production

Development of each of the Company’s planned projects is dependent upon receipt of permits necessary for construction and operations as well as project financing.

For further information, contact:

Erin Sanders	Christian Healy/Jeff Siegel
VP, Corporate Communications	Media Inquiries
T: +1 704 575 2549	E: Christian@dlpr.com
E: esanders@piedmontlithium.com	E: Jeff@dlpr.com

About Piedmont Lithium
Piedmont Lithium (Nasdaq: PLL; ASX: PLL) is developing a world-class, multi-asset, integrated lithium business focused on enabling the transition to a net zero world and the creation of a clean energy economy in North America.  Our goal is to become one of the largest lithium hydroxide producers in North America by processing spodumene concentrate produced from assets where we hold an economic interest.  Our projects include our wholly-owned Carolina Lithium and LHP-2 Projects in the United States and partnerships in Quebec with Sayona Mining (ASX:SYA) and in Ghana with Atlantic Lithium (AIM:ALL).  These geographically diversified operations will enable us to play a pivotal role in supporting America’s move toward decarbonization and the electrification of transportation and energy storage. For more information, visit www.piedmontlithium.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of or as described in securities legislation in the United States and Australia, including statements regarding exploration, development, and construction activities of Sayona Mining and Piedmont; current plans for Piedmont’s mineral and chemical processing projects; strategy; and strategy. Such forward-looking statements involve substantial and known and unknown risks, uncertainties, and other risk factors, many of which are beyond our control, and which may cause actual timing of events, results, performance or achievements and other factors to be materially different from the future timing of events, results, performance, or achievements expressed or implied by the forward-looking statements. Such risk factors include, among others: (i) that Piedmont or Sayona Mining will be unable to commercially extract mineral deposits, (ii) that Piedmont’s or Sayona Mining’s  properties may not contain expected reserves, (iii) risks and hazards inherent in the mining business (including risks inherent in exploring, developing, constructing and operating mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), (iv) uncertainty about Piedmont’s ability to obtain required capital to execute its business plan, (v) Piedmont’s ability to hire and retain required personnel, (vi) changes in the market prices of lithium and lithium products, (vii) changes in technology or the development of substitute products, (viii) the uncertainties inherent in exploratory, developmental and production activities, including risks relating to permitting, zoning and regulatory delays related to our projects as well as the projects of our partners in Quebec and Ghana, (ix) uncertainties inherent in the estimation of lithium resources, (x) risks related to competition, (xi) risks related to the information, data and projections related to Sayona Quebec and Sayona Mining, (xii) occurrences and outcomes of claims, litigation and regulatory actions, investigations and proceedings, (xiii) risks regarding our ability to achieve profitability, enter into and deliver product under supply agreements on favorable terms, our ability to obtain sufficient financing to develop and construct our projects, our ability to comply with governmental regulations and our ability to obtain necessary permits, and (xiv) other uncertainties and risk factors set out in filings made from time to time with the U.S. Securities and Exchange Commission (“SEC”) and the Australian Securities Exchange, including Piedmont’s most recent filings with the SEC. The forward-looking statements, projections and estimates are given only as of the date of this presentation and actual events, results, performance, and achievements could vary significantly from the forward-looking statements, projections and estimates presented in this presentation. Readers are cautioned not to put undue reliance on forward-looking statements. Piedmont disclaims any intent or obligation to update publicly such forward-looking statements, projections, and estimates, whether as a result of new information, future events or otherwise. Additionally, Piedmont, except as required by applicable law, undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Piedmont, its financial or operating results or its securities.